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                                                                   EXHIBIT 10.11


STATE OF NORTH CAROLINA
                                                      EARLY RETIREMENT AGREEMENT
COUNTY OF MECKLENBURG


         THIS EARLY RETIREMENT AGREEMENT (this "Agreement") is entered into on November 22, 1996 by and between LANCE, INC., a North
Carolina corporation (the "Company"), and THOMAS B. HORACK
("Horack").

                              STATEMENT OF PURPOSE

         Horack has been employed by the Company for many years in various capacities. On the 17th day of April, 1992, the Company and Horack entered into an Executive Employment Agreement, a copy of which is attached hereto as Exhibit A and hereby made a part hereof (the "Employment Agreement"), whereby the Company continued Horack's employment as a Vice President of the Company and provided Horack with certain benefits under the Lance, Inc. Key Executive Employee Benefit Plan (the "Key Executive Plan"). Horack currently holds the title of Executive Vice President, is a member of the Company's Board of Directors and holds various other positions with the Company and its Affiliates.

         The Company and Horack have been engaged in discussions regarding Horack's early retirement, and in such connection the Company and Horack have engaged counsel and entered into negotiations with a view toward resolving all issues relating to Horack's employment with the Company and its Affiliates and the termination of that employment including all issues relating to the Employment Agreement and all other plans and benefits in connection with that employment.

         As a result of these negotiations, Horack and the Company have agreed that Horack will retire and that Horack and the Company will terminate their relationship on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the Statement of Purpose and the terms and provisions of this Agreement, the parties hereto mutually agree as follows:

         1. DEFINITIONS. Capitalized terms used in this Agreement that are not expressly defined herein but are defined in the Employment Agreement have the respective meanings given those terms in the Employment Agreement. In addition, as used herein, the following terms shall have the following meanings:

            (a) "Affiliate" with reference to the Company means any Person that directly or indirectly is controlled by, or is under common control with, the Company




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                     and expressly includes, without limitation, the Lance
                     Foundation and the Philip L. Van Every "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

            (b) "Person" means any individual, corporation, association, partnership, business trust, joint stock company, limited liability company, foundation, trust, estate or other entity or organization of whatever nature.

            (c) "Effective Date" with reference to this Agreement means the eighth (8th) day following the execution of this Agreement, if not a Saturday, Sunday or legal holiday, and if such day is a Saturday, Sunday or legal holiday, then the first business day following such eighth (8th) day.

            (d) "Agreed Values" with respect to the Stock Options means the agreed values as set forth on Exhibit B attached hereto and hereby made a part hereof.

            (e) "Stock Options" means Horack's unexercised vested incentive stock options on the date hereof as described on Exhibit B hereto.

         2. RESIGNATION. Horack hereby resigns from all offices, committees and positions he holds with the Company and its Affiliates, including but not limited to the following: (a) a member of the Company's Board of Directors, (b) Executive Vice President and Chief Information Officer of the Company, (c) President and a member of the Board of Directors of Caronuts, Inc., (d) a member of the Board of Directors of Vista Bakery, Inc., (e) a member of the Board of Administrators of the Philip L. Van Every Foundation and (f) a member of the Board of Administrators of the Lance Foundation. Horack will remain an employee of the Company through December 28, 1996, the end of the Company's current fiscal year and in such connection (i) shall perform only such duties and work only such hours as shall be authorized or requested by the President of the Company and (ii) shall be entitled to use the office he presently occupies and reasonable secretarial assistance. Horack hereby resigns from employment with the Company and its Affiliates effective December 28, 1996. If requested by the Company, Horack will execute any additional resignation letters, forms or other documents which acknowledge his resignation from such employment, positions, committees and offices.

         3. PAYMENTS BY THE COMPANY. Horack acknowledges that the Company has paid or provided to him all compensation and benefits





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to which he was entitled through the date hereof.  In addition, the
Company agrees to pay or provide Horack with the following:

            (a) Compensation and benefits to which Horack is otherwise entitled as an employee of the Company at Horack's current rate and status through December 28, 1996, in accordance with the Company's generally applicable policies and procedures;

            (b) Payment in 1997 of any award otherwise due Horack as a participant in the Company's 1996 Annual Incentive Plan at the "earned level" in accordance with the said plan;

            (c) Fourteen Thousand Three Hundred Sixteen Dollars ($14,316) in lieu of four (4) weeks vacation payable in cash or equivalent on January 7, 1997;

            (d) One Million Five Hundred Thirteen Thousand Five Hundred Sixty-three Dollars and 41/100 ($1,513,563.41), payable in cash or equivalent on January 7, 1997;

            (e) Possession of the Company automobile used by Horack in connection with his employment through January 7, 1997 together with conveyance of title to said automobile on said date or such earlier date following the Effective Date upon election of Horack with reasonable prior notice to the Company;

            (f) The Agreed Values of the Stock Options, which remain unexercised at the expiration of such Stock Options, payment of said Agreed Values to be made upon the expiration of such Stock Options (the date of which is March 28, 1997);

            (g) Medical insurance coverage for Horack until Horack reaches age 60 (August 19, 2006) or his earlier death under such terms and conditions as are most closely comparable to the "Plan B" or HMO coverage option that is currently provided Horack under the Company's group medical plan and as shall be customarily provided by the Company to the Company's executives from time to time during such period. During this period, Horack will be entitled to obtain at his expense such optional coverages, such as dental coverage and family/dependent medical coverage, under the Company's employee insurance program as are available for employees generally. After age 60 Horack may elect to obtain at his expense coverage as a "retiree" under such program, if any, as may then be available to the Company's retired executives;


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            (h)      Life insurance, accidental death and dismemberment
                     insurance and disability insurance for Horack until Horack reaches age 60 (August 19, 2006) or his earlier death under such terms and conditions that are reasonably comparable to the coverages currently provided Horack under the Company's plans for such insurance and as shall be customarily provided by the Company to the Company's executives from time to time during such period;

            (i) Horack has vested interests under Company sponsored Profit-Sharing and 401-K plans. Horack's vested interest in these plans shall be paid when and as provided in, and otherwise subject to, the terms, provisions and conditions of said plans, and nothing in this Agreement shall modify or override the terms, provisions or conditions;

            (j) The Company will provide Horack, at no expense to him, outplacement services through Schwab-Carrese Associates for a minimum period of three (3) months during 1997. Horack will have the option of determining when he wishes to utilize such outplacement services during 1997. Moreover, upon expiration of the three month period, if the Company determines that further outplacement services would be appropriate, the Company will consider extending payment for such services for an additional three to six months;

            (k) Title and possession of the lap top computer used by Horack in connection with his employment together with all operating software and software packages such as Microsoft Office Suite, Lotus and similar programs, delivery to be on December 28, 1996;

            (l) The Company will reimburse Horack during 1997 for up to One Thousand Dollars ($1,000) of reasonable out of pocket expenses incurred by him for accounting services related to tax planning upon submission to the Company of reasonable documentation of such expenses;

            (m) The Company will reimburse Horack annually until he reaches age 60 (August 19, 2006) or his earlier death for up to Three Hundred Dollars ($300) per year of uninsured out of pocket expenses incurred by him for physical medical examinations for him upon submission to the Company of reasonable documentation of such expenses; and

            (n) The Company agrees to Indemnify and hold Horack harmless from any claims asserted against him




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                     arising out of the prior performance of his duties with
                     the Company or its Affiliates to the same extent as the Company indemnifies retired officers or directors of the Company.

         3. CREDIT UNION LOANS. On or before December 28, 1996 Horack will repay any amounts due from him to the Company's credit union.

         4. TERMINATION OF THE EMPLOYMENT AGREEMENT AND ALL OTHER BENEFITS. Except as and to the extent expressly provided in this Agreement to the contrary, the Employment Agreement is hereby terminated, and without limiting the generality of the foregoing, the restrictions of Paragraph 3 of the Employment Agreement shall be null and void. The Company and Horack acknowledge and agree that all other benefits and perquisites related to or resulting from Horack's employment and positions with the Company and its Affiliates, which are not described and provided for in this Agreement, terminate on the Effective Date, and that the Company has no further obligations with respect thereto.

         5. CONFIDENTIAL INFORMATION AND COMPANY PROPERTY. Horack acknowledges that by reason of Horack's employment by the Company, Horack has had access to certain Company "Trade Secrets" (as defined in the North Carolina Trade Secrets Protection Act, N.C.G.S. ss.66-152) and confidential product formulations (collectively "Confidential Information"). Horack agrees that he shall not directly or indirectly use, reveal, disclose or remove from the Company's premises Confidential Information or material containing Confidential Information, without the prior written consent of the Company. In addition, Horack agrees that he will turn over and return to the Company no later than December 28, 1996 all property whatsoever of the Company now in his possession (including keys and credit cards).

         6. EMPLOYMENT TAXES AND WITHHOLDINGS.

            (a) Horack acknowledges and agrees that the Company shall withhold from the payments and benefits described in this Agreement all taxes, including income and employment taxes, required to be so deducted or withheld under applicable law.

            (b) The Company will not withhold any Federal or State income taxes from or with respect to the payments and transfers described in Paragraphs 3(d), (e), (f), (g),
                     (h), (j), (k), (l) and (m) (the "Settlement Payments") which are being expressly and directly made in settlement of the Company's contractual obligations to Horack under the terms of the Executive Employment Agreement. Horack will report all of the Settlement Payments as ordinary income for Federal and State income tax purposes for the calendar year in which he receives the Settlement Payments, and Horack will pay all





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                     appropriate income tax liabilities (including estimated
                     taxes, if any) due with respect thereto on timely returns filed for such years.

            (c) Neither Horack nor the Company shall withhold or pay any Federal Insurance Contributions Act taxes ("FICA") or other employment taxes from or with respect to the Settlement Payments. In the event that the Company later reasonably determines that any such taxes should have been withheld or were otherwise due with respect to the Settlement Payments, then Horack agrees that he will pay or reimburse to the Company the "employee's" share of such taxes when such taxes are paid by the Company.

            (d) The Company and Horack agree to notify each other with respect to any inquiries or controversies relating to withholding or employment taxes with respect to the Settlement Payments and to cooperate with each other in the defense and/or resolution of any issues which may be raised with respect to their positions on these matters as set forth in this Agreement.

         7. RELEASE OF THE COMPANY. Horack, on behalf of himself and his heirs, personal representatives, successors and assigns, hereby releases and forever discharges the Company and its Affiliates, and each and every one of their respective present and former shareholders, directors, officers, employees and agents, and each of their respective successors and assigns, from and against any and all claims, demands, actions, causes of action, damages, costs and expenses, including without limitation all "Employment-Related Claims," which Horack now has or may have by reason of any thing occurring, done or omitted to be done to the date of this Agreement; provided, however, this release shall not apply to any claims which Horack may have for the payments or benefits expressly provided for Horack in this Agreement. For purposes of this Agreement, "Employment-Related Claims" means all rights and claims Horack has or may have:

              (i) related to his employment by or status as an employee of the
                  Company or any of its Affiliates or the termination of that employment or status or to any employment practices and policies of the Company, or its Affiliates; or

             (ii) under the federal Age Discrimination in Employment Act of
                  1967, as amended ("ADEA").

         8. SPECIAL ADEA WAIVER ACKNOWLEDGEMENTS. HORACK ACKNOWLEDGES AND AGREES THAT HE HAS READ THIS AGREEMENT IN ITS ENTIRETY AND THAT THIS
AGREEMENT CONTAINS A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, INCLUDING RIGHTS AND CLAIMS ARISING UNDER




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THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED ("ADEA").
HORACK FURTHER ACKNOWLEDGES AND AGREES THAT:

            (a) THIS AGREEMENT DOES NOT RELEASE, WAIVE OR DISCHARGE ANY RIGHTS OR CLAIMS THAT MAY ARISE AFTER THE DATE OF THIS AGREEMENT;

            (b) HE IS ENTERING INTO THIS AGREEMENT AND RELEASING, WAIVING AND DISCHARGING RIGHTS OR CLAIMS ONLY IN EXCHANGE FOR CONSIDERATION WHICH HE IS NOT ALREADY ENTITLED TO RECEIVE;

            (c) HE HAS BEEN ADVISED, AND IS BEING ADVISED IN THIS AGREEMENT, TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS AGREEMENT AND IS EXECUTING THIS AGREEMENT WITH THE ADVICE OF COUNSEL;

            (d) HE HAS BEEN ADVISED, AND IS BEING ADVISED IN THIS AGREEMENT, THAT HE HAS UP TO TWENTY-ONE DAYS (21) DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT AND THAT IF HE EXECUTES THIS AGREEMENT PRIOR TO THE EXPIRATION OF THE TWENTY-ONE (21) DAY PERIOD, THEN HE EXPRESSLY WAIVES HIS RIGHTS WITH RESPECT TO THE REMAINING TIME AND THAT THE AGREEMENT WILL BECOME EFFECTIVE FOLLOWING THE EXPIRATION OF THE SEVEN (7) DAY PERIOD REFERRED TO IN PARAGRAPH 8 (e) BELOW; AND

            (e) HE IS AWARE THAT THIS AGREEMENT WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL SEVEN (7) DAYS FOLLOWING HIS EXECUTION OF THIS AGREEMENT AND THAT HE MAY REVOKE THIS AGREEMENT AT ANY TIME DURING SUCH PERIOD BY DELIVERING (OR CAUSING TO BE DELIVERED) TO THE PRINCIPAL OFFICE OF THE COMPANY NOTICE OF HIS REVOCATION OF THIS AGREEMENT NO LATER THAN 5:00 P.M. EASTERN TIME ON THE SEVENTH (7TH) FULL DAY FOLLOWING HIS EXECUTION OF THIS AGREEMENT.

         9. CONFIDENTIALITY OF THIS AGREEMENT; EMPLOYMENT REFERENCE. Horack shall not at any time, directly or indirectly, discuss with or disclose to anyone (other than to members of his immediate family, his attorney, his tax advisors and the appropriate taxing authorities or as otherwise required by law [hereinafter "Qualified Persons"]) the terms of this Agreement, including the amounts payable hereunder. Horack further agrees that he shall not discuss with anyone other than Qualified Persons the circumstances surrounding the termination of his employment. If any person asks Horack about the above matters, he will simply say that he elected early retirement and resigned from the Company and all issues relating to his employment have been resolved. Horack further agrees that for a period of five (5) years from the Effective Date, he will refrain from making derogatory comments about the Company or its agents or affiliates to the Company's customers, suppliers or employees. The Company agrees that for a period of five (5)




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years from the Effective Date, the Company and its officers will likewise refrain from making derogatory comments about Horack to the Company's customers, suppliers or employees. The Company further agrees that if any person makes inquiry concerning Horack, the Company will advise such person only as to the dates of Horack's employment with the Company, the positions held and that he elected early retirement and voluntarily resigned from the Company.

        10. APPLICABLE LAW. This Agreement is made and executed with the intention that the construction, interpretation and validity hereof shall be determined in accordance with and governed by the laws of the State of North Carolina.

        11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns. This Agreement shall be binding upon and inure to the benefit of Horack, his heirs, executors and administrators.

        12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels all prior or contemporaneous oral or written agreements and understandings between them with respect to the subject matter hereof.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officers and its corporate seal to be hereunto affixed, and Horack has hereunto set his hand and seal, all as of the day and year first above written.

                                     LANCE, INC.

[CORPORATE SEAL]

ATTEST:                              By:  /s/ Paul A. Stroup, III
                                          ----------------------------------
                                          Paul A. Stroup, III
/s/ James W. Helms, Jr.                   President
------------------------------
Secretary


                                           /s/ Thomas B. Horack        [SEAL]
                                          -----------------------------
                                           Thomas B. Horack


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                                    EXHIBIT B
                                       TO
                              RETIREMENT AGREEMENT